EXHIBIT 3.1

FIFTH AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION EFFECTIVE MAY 27, 2005
OF
DADE BEHRING HOLDINGS, INC.
(a Delaware corporation)

ARTICLE ONE

The name of the corporation is Dade Behring Holdings, Inc.

ARTICLE TWO

The address of the corporation’s registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

ARTICLE THREE

The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

ARTICLE FOUR

(1)           The total number of shares of all classes of stock which the corporation shall have authority to issue is 150,150,000, consisting of (1) 150,000,000 shares of Common Stock, par value $.01 per share, and (2) 150,000 shares of Preferred Stock, par value $.01 per share.  The number of authorized shares of any of the Preferred Stock or the Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority in voting power of the stock of the corporation entitled to vote thereon irrespective of the provisions of Section 242(b)(2) of the General Corporation Law of the State of Delaware (or any successor provision thereto), and no vote of the holders of any of the Preferred Stock or the Common Stock voting separately as a class shall be required therefor.

(2)           The Board of Directors is hereby expressly authorized, by resolution or resolutions, to provide, out of the unissued shares of Preferred Stock, for series of Preferred Stock and, with respect to each such series, to fix the number of shares constituting such series and the designation of such series, the voting powers (if any) of the shares of such series, and the preferences and relative, participating, optional or other special rights, if any, and any qualifications, limitations or restrictions thereof, of the shares of such series. The powers, preferences and relative, participating, optional and other special rights of each series of Preferred Stock, and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other series at any time outstanding.

(3)           (a)           Designation and Amount.  Of the Preferred Stock, 50,000 shares shall be designated as “Series A Junior Participating Preferred Stock” (the “Series A Preferred Stock”).  Such number of shares may be increased or decreased by resolution of the Board of Directors; provided, that no decrease shall reduce the number of shares of Series A Preferred Stock to a number less than the number of shares then outstanding plus the number of shares reserved for issuance upon the exercise of outstanding options, rights or warrants or upon the conversion of any outstanding securities issued by the corporation convertible into Series A Preferred Stock.

(b)           Dividends and Distributions

(A)          Subject to the rights of the holders of any shares of any series of Preferred Stock of the corporation (or any similar stock) ranking prior and superior to the Series A Preferred Stock with respect to dividends, the holders of shares of Series A Preferred Stock in preference to the holders of Common Stock, par value $.01 per share, of the corporation and of any other stock of the corporation ranking junior to the Series A Preferred Stock, shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the last day of March, June, September and December in each year (each such date being referred to herein as a “Dividend Payment Date”), commencing on the first Dividend Payment Date after the first issuance of a share or fraction of a share of Series A Preferred Stock (the “Issue Date”), in an amount per share (rounded to the nearest cent) equal to the greater of (a) $1.00 or (b) subject to the provision for adjustment hereinafter set forth, 1,000 times the aggregate per share amount of all cash dividends, and 1,000 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions other than a dividend payable in shares of Common Stock, declared on the Common Stock since the immediately preceding Dividend Payment Date or, with respect to the first Dividend Payment Date, since the first issuance of any share or fraction of a share of Series A Preferred Stock.  In the event the corporation shall at any time after the Issue Date declare and pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event under clause (b) of the preceding sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

(B)           The corporation shall declare a dividend or distribution on the Series A Preferred Stock as provided in paragraph (A) of this subsection (3)(b) immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock); provided that, in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Dividend Payment Date and the next subsequent Dividend Payment Date, a dividend of $1.00 per share on the Series A Preferred Stock shall nevertheless be payable, when, as and if declared, on such subsequent Dividend Payment Date.

(C)           Dividends shall begin to accrue and be cumulative, whether or not earned or declared, on outstanding shares of Series A Preferred Stock from the Dividend Payment Date next preceding the date of issue of such shares, unless the date of issue of such shares is prior to the record date for the first Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series A Preferred Stock entitled to receive a quarterly dividend and before such Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series A Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series A Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be not more than 60 days prior to the date fixed for the payment thereof.

(c)           Voting Rights.  The holders of shares of Series A Preferred Stock shall have the following voting rights:

(A)          Subject to the provision for adjustment hereinafter set forth and except as otherwise provided in this Fifth Amended and Restated Certificate of Incorporation or required by law, each share of Series A Preferred Stock shall entitle the holder thereof to 1,000 votes on all matters upon which the holders of the Common Stock of the corporation are entitled to vote.  In the event the corporation shall at any time after the Issue Date declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the number of votes per share to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

(B)           Except as otherwise provided in this Fifth Amended and Restated Certificate of Incorporation or in any Certificate of Designations creating a series of Preferred Stock or any similar stock, and except as otherwise required by law, the holders of shares of Series A Preferred Stock and the holders of shares of Common Stock and any other capital stock of the corporation having general voting rights shall vote together as one class on all matters submitted to a vote of stockholders of the corporation.

(C)           Except as set forth herein, or as otherwise provided by law, holders of Series A Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

(D)          If, at the time of any annual meeting of stockholders for the election of directors, the equivalent of six quarterly dividends (whether or not consecutive) payable on any share or shares of Series A Preferred Stock are in default, the number of directors constituting the Board of Directors of the corporation shall be increased by two.  In addition to voting together with the holders of Common Stock for the election of other directors of the corporation, the holders of record of the Series A Preferred Stock, voting separately as a class to the exclusion of the holders of Common Stock, shall be entitled at said meeting of stockholders (and at each subsequent annual meeting of stockholders), unless all dividends in arrears on the Series A Preferred Stock have been paid or declared and set apart for payment prior thereto, to vote for the election of two directors of the corporation, the holders of any Series A Preferred Stock being entitled to cast a number of votes per share of Series A Preferred Stock as is specified in paragraph (A) of this subsection (3)(c).  Each such additional director shall serve until the next annual meeting of stockholders for the election of directors, or until his successor shall be elected and shall qualify, or until his right to hold such office terminates pursuant to the provisions of this paragraph (D).  Until the default in payments of all dividends which permitted the election of said directors shall cease to exist, any director who shall have been so elected pursuant to the provisions of this paragraph (D) may be removed at any time, without cause, only by the affirmative vote of the holders of the shares of Series A Preferred Stock at the time entitled to cast a majority of the votes entitled to be cast for the election of any such director at a special meeting of such holders called for that purpose, and any vacancy thereby created may be filled by the vote of such holders.  If and when such default shall cease to exist, the holders of the Series A Preferred Stock shall be divested of the foregoing special voting rights, subject to revesting in the event of each and every subsequent like default in payments of dividends.  Upon the termination of the foregoing special voting rights, the terms of office of all persons who may have been elected directors pursuant to said special voting rights shall forthwith terminate, and the number of directors constituting the Board of Directors shall be reduced by two.  The voting rights granted by this paragraph (D) shall be in addition to any other voting rights granted to the holders of the Series A Preferred Stock in this subsection (3)(c).

(d)           Certain Restrictions.

(A)          Whenever quarterly dividends or other dividends or distributions payable on the Series A Preferred Stock as provided in subsection (3)(b) above are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not earned or declared, on shares of Series A Preferred Stock outstanding shall have been paid in full, the corporation shall not:

(i)            declare or pay dividends, or make any other distributions, on any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock;

(ii)           declare or pay dividends, or make any other distributions, on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, except dividends paid ratably on the Series A Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

(iii)          redeem or purchase or otherwise acquire for consideration shares of any stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock, provided that the corporation may at any time redeem, purchase or otherwise acquire shares of any such junior stock in exchange for shares of any stock of the corporation ranking junior (as to dividends and upon dissolution, liquidation or winding up) to the Series A Preferred Stock or rights, warrants or options to acquire such junior stock; or

(iv)          redeem or purchase or otherwise acquire for consideration any shares of Series A Preferred Stock, or any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

(B)           The corporation shall not permit any subsidiary of the corporation to purchase or otherwise acquire for consideration any shares of stock of the corporation unless the corporation could, under paragraph (A) of this subsection (3)(d), purchase or otherwise acquire such shares at such time and in such manner.

(e)           Reacquired Shares.  Any shares of Series A Preferred Stock purchased or otherwise acquired by the corporation in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof.  All such shares shall upon their retirement become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock to be created by resolution or resolutions of the Board of Directors, subject to any conditions and restrictions on issuance set forth herein.

(f)            Liquidation, Dissolution or Winding Up.  Upon any liquidation, dissolution or winding up of the corporation, no distribution shall be made (A) to the holders of the Common Stock or of shares of any other stock of the corporation ranking junior, upon liquidation, dissolution or winding up, to the Series A Preferred Stock unless, prior thereto, the holders of shares of Series A Preferred Stock shall have received $100 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not earned or declared, to the date of such payment, provided that the holders of shares of Series A Preferred Stock shall be entitled to receive an aggregate amount per share, subject to the provision for adjustment hereinafter set forth, equal to 1,000 times the aggregate amount to be distributed per share to holders of shares of Common Stock, or (B) to the holders of shares of stock ranking on a parity upon liquidation, dissolution or winding up with the Series A Preferred Stock, except distributions made ratably on the Series A Preferred Stock and all such parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up.  In the event, however, that there are not sufficient assets available to permit payment in full of the Series A liquidation preference and the liquidation preferences of all other classes and series of stock of the corporation, if any, that rank on a parity with the Series A Preferred Stock in respect thereof, then the assets available for such distribution shall be distributed ratably to the holders of the Series A Preferred Stock and the holders of such parity shares in the proportion to their respective liquidation preferences.  In the event the corporation shall at any time after the Issue Date declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the aggregate amount to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event under the proviso in clause (A) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.  Neither the merger or consolidation of the corporation into or with another entity nor the merger or consolidation of any other entity into or with the corporation (nor the sale of all or substantially all of the assets of the corporation) shall be deemed to be a liquidation, dissolution or winding up of the corporation within the meaning of this subsection (3)(f).

(g)           Consolidation, Merger, etc.  In case the corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are converted into, exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case each share of Series A Preferred Stock shall at the same time be similarly converted into, exchanged for or changed into an amount per share (subject to the provision for adjustment hereinafter set forth) equal to 1,000 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is converted, exchanged or converted.  In the event the corporation shall at any time after the Issue Date declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount set forth in the preceding sentence with respect to the conversion, exchange or change of shares of Series A Preferred Stock shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

(h)           No Redemption.  The shares of Series A Preferred Stock shall not be redeemable from any holder.

(i)            Rank.  The Series A Preferred Stock shall rank, with respect to the payment of dividends and the distribution of assets upon liquidation, dissolution or winding up of the corporation, junior to all other series of Preferred Stock and senior to the Common Stock.

(j)            Amendment.  If any proposed amendment to this Fifth Amended and Restated Certificate of Incorporation would alter, change or repeal any of the preferences, powers or special rights given to the Series A Preferred Stock so as to affect the Series A Preferred Stock adversely, then the holders of the Series A Preferred Stock shall be entitled to vote separately as a class upon such amendment, and the affirmative vote of two-thirds of the outstanding shares of the Series A Preferred Stock, voting separately as a class, shall be necessary for the adoption thereof, in addition to such other vote as may be required by the General Corporation Law of the State of Delaware.

(k)           Fractional Shares.  Series A Preferred Stock may be issued in fractions of a share that shall entitle the holder, in proportion to such holder’s fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of Series A Preferred Stock.

(4)           (a)           Each holder of Common Stock, as such, shall be entitled to one vote for each share of Common Stock held of record by such holder on all matters on which stockholders generally are entitled to vote; provided, however, that, except as otherwise required by law, holders of Common Stock, as such, shall not be entitled to vote on any amendment to this Fifth Amended and Restated Certificate of Incorporation (including any certificate of designations relating to any series of Preferred Stock) that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to this Fifth Amended and Restated Certificate of Incorporation (including any certificate of designations relating to any series of Preferred Stock) or pursuant to the General Corporation Law of the State of Delaware.

(b)           Except as otherwise required by law, holders of a series of Preferred Stock shall be entitled only to such voting rights, if any, as shall expressly be granted thereto by this Fifth Amended and Restated Certificate of Incorporation (including any certificate of designations relating to such series).

(c)           Subject to applicable law and the rights, if any, of the holders of any outstanding series of Preferred Stock or any class or series of stock having a preference over or the right to participate with the Common Stock with respect to the payment of dividends, dividends may be declared and paid on the Common Stock at such times and in such amounts as the Board of Directors in its discretion shall determine.

(d)           Upon the dissolution, liquidation or winding up of the corporation, subject to the rights, if any, of the holders of any outstanding series of Preferred Stock or any class or series of stock having a preference over or the right to participate with the Common Stock with respect to the distribution of assets of the corporation upon such dissolution, liquidation or winding up of the corporation, the holders of the Common Stock, as such, shall be entitled to receive the assets of the corporation available for distribution to its stockholders ratably in proportion to the number of shares held by them.

ARTICLE FIVE

The Board of Directors shall be authorized to make, amend, alter, change, add to or repeal the By-Laws of the corporation in any manner not inconsistent with the laws of the State of Delaware, subject to the power of the stockholders to amend, alter, change, add to or repeal the By-Laws made by the Board of Directors. Notwithstanding anything contained in this Fifth Amended and Restated Certificate of Incorporation to the contrary, the affirmative vote of the holders of at least 80 percent in voting power of all the shares of the corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required in order for the stockholders to alter, amend or repeal any provision of the By-Laws which is to the same effect as this Article Five or Article Six, Article Eight or Article Ten of this Fifth Amended and Restated Certificate of Incorporation or to adopt any provision inconsistent therewith.

ARTICLE SIX

(1)           To the fullest extent permitted by the laws of the State of Delaware (as hereinafter amended, but only to the extent any such amendment provides for broader indemnification rights or as a matter of law cannot be disregarded for purposes of this Article Six):

(a)           The corporation shall indemnify and hold harmless any person (and such person’s heirs, executors or administrators) who was or is a party or is threatened to be made a party to or is otherwise involved in (including as a witness) any threatened, pending or completed action, suit or proceeding (brought in the right of the corporation or otherwise), whether civil, criminal, administrative or investigative, and whether formal or informal, including appeals, by reason of the fact that such person is or was a director or officer of the corporation or, if a director or officer of the corporation, by reason of the fact that such person is or was serving at the request of the corporation as a director, officer, partner, trustee, employee, fiduciary or agent of another corporation, partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan, whether the basis of such proceeding is alleged action in an official capacity as a director or officer or in any other capacity while serving as a director or officer, for and against all expenses (including attorneys’ fees), judgments, fines, liabilities, losses, fees, taxes, penalties and amounts paid in settlement actually and reasonably incurred by such person or such heirs, executors or administrators in connection with such action, suit or proceeding, including appeals. Notwithstanding the preceding sentence, the corporation shall be required to indemnify a person described in such sentence in connection with any action, suit or proceeding (or part thereof) commenced by such person only if the commencement of such action, suit or proceeding (or part thereof) by such person was authorized by the Board of Directors of the corporation.  The corporation may indemnify any person (and such person’s heirs, executors or administrators) who was or is a party or is threatened to be made a party to or is otherwise involved in (including involvement as a witness) any threatened, pending or completed action, suit or proceeding (brought in the right of the corporation or otherwise), whether civil, criminal, administrative or investigative, and whether formal or informal, including appeals, by reason of the fact that such person is or was an employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, partner, trustee, employee, fiduciary or agent of another corporation, partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan, for and against all expenses (including attorneys’ fees), judgments, fines, liabilities, losses, fees, taxes, penalties and amounts paid in settlement actually and reasonably incurred by such person or such heirs, executors or administrators in connection with such action, suit or proceeding, including appeals.

(b)           The corporation shall promptly pay or advance expenses incurred by (i) any person whom the corporation is obligated to indemnify pursuant to the first sentence of subsection (a) of this Article Six, Section 1 or (ii) any person whom the corporation has determined to indemnify pursuant to the third sentence of subsection (a) of this Article Six, Section 1, in defending any action, suit or proceeding in advance of the final disposition of such action, suit or proceeding, including appeals, upon presentation of appropriate documentation.

(c)           Any indemnification of any indemnified person under subsection (a) of Section 1 of this Article Six, or payment or advance of expenses under subsection (b) of Section 1 of this Article Six, shall be made promptly, and in any event within 30 days, upon the written request of the indemnified person. If a determination (as defined in the General Corporation Law of the State of Delaware) by the corporation that a director or officer of the corporation is entitled to indemnification pursuant to this Article Six is required, and the corporation fails to respond within sixty days to a written request for indemnity, the corporation shall be deemed to have approved the request. If the corporation denies a written request by an indemnified person for indemnification or advancing of expenses, in whole or in part, or if payment in full pursuant to such request is not made within 30 days, the right to indemnification or payments or advances as granted by this Article Six shall be enforceable by the indemnified person in any court of competent jurisdiction.  Such indemnified person’s costs and expenses incurred in connection with successfully establishing his or her right to indemnification, in whole or in part, in any such action shall also be indemnified by the corporation. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any, has been tendered to the corporation) that the indemnified person has not met the standards of conduct which make it permissible under the General Corporation Law of the State of Delaware for the corporation to indemnify the indemnified person for the amount claimed, but the burden of such defense shall be on the corporation. Neither the failure of the corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the indemnified person is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the General Corporation Law of the State of Delaware, nor an actual determination by the corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the indemnified person has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the indemnified person has not met the applicable standard of conduct.

(d)           The rights to indemnification and the payment or advancement of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Article Six shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of this Fifth Amended and Restated Certificate of Incorporation, by-law, agreement, vote of stockholders or disinterested directors, or otherwise.

(e)           The corporation may purchase and maintain insurance on its own behalf and on behalf of any person described in subsection (a) of this Article Six, Section (1) against any liability, expense or loss asserted against such person, whether or not the corporation would have the power to indemnify such person against such liability, expense or loss under the provisions of this Article Six, Section (1), the General Corporation Law of the State of Delaware or otherwise.

(f)            The provisions of this Article Six shall be applicable to all actions, claims, suits or proceedings made or commenced after the adoption hereof, whether arising from acts or omissions to act occurring before or after its adoption. If any provision of this Article Six shall be found to be invalid or limited in application by reason of any law or regulation, it shall not affect the validity of the remaining provisions hereof. The rights of indemnification provided in this Article Six shall neither be exclusive of, nor be deemed in limitation of, any rights to which an officer, director, employee or agent may otherwise be entitled or permitted by contract, this Fifth Amended and Restated Certificate of Incorporation, vote of stockholders or directors or otherwise, or as a matter of law, both as to actions in such person’s official capacity and actions in any other capacity while holding such office, it being the policy of the corporation that indemnification of any person whom the corporation is obligated to indemnify pursuant to the first sentence of subsection (a) of this Article Six, Section 1 shall be made to the fullest extent permitted by law.

(g)           For purposes of this Article Six, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to “serving at the request of the corporation” shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants, or beneficiaries.

(h)           The provisions of this Article Six shall be deemed to be a contract right between the corporation and each director or officer who serves in any such capacity at any time while this Article Six and the relevant provisions of the General Corporation Law of the State of Delaware or any other applicable law are in effect, and any repeal or modification of this Article Six or any such law shall not affect any rights or obligations then existing with respect to any state of facts or action, suit or proceeding then or theretofore existing or any action, suit or proceeding thereafter brought or threatened based in whole or in part on any such state of facts.  Persons who after the date of the adoption of this Article Six become or remain directors or officers of the corporation or who, while a director or officer of the corporation, become or remain a director, officer, employee, fiduciary, partner, trustee or agent of another corporation, partnership, joint venture, trust or other enterprise at the request of the corporation, shall be conclusively presumed to have relied on the rights to indemnity, payment or advance of expenses and other rights contained in this Article Six in entering and continuing in such service.  The rights to indemnification and to the payment or advance of expenses conferred in this Article Six shall apply to claims made against an indemnitee arising out of acts or omissions which occurred or occur both prior and subsequent to the adoption hereof.

(i)            For purposes of this Article Six, references to “the corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee, fiduciary, partner, trustee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this

Article Six with respect to the resulting or surviving corporation as he or she would have with respect to such constituent corporation if its separate existence had continued.

(2)           A director of the corporation shall not be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended. Any amendment, modification or repeal of the foregoing sentence shall not adversely affect any right or protection of a director of the corporation hereunder in respect of any act or omission occurring prior to the time of such amendment, modification or repeal.

ARTICLE SEVEN

Meetings of stockholders may be held within or without the State of Delaware, as the By-Laws of the corporation may provide. The books of the corporation may be kept outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the By-Laws of the corporation. Election of directors need not be by written ballot unless the By-Laws of the corporation so provide.

ARTICLE EIGHT

(1)           The business and affairs of the corporation shall be managed by or under the direction of a Board of Directors consisting of not less than three directors, the exact number of directors initially to be seven and thereafter to be determined from time to time by resolution adopted by affirmative vote of a majority of the Board of Directors. The directors shall be divided into three classes designated Class I, Class II and Class III. Each class shall consist, as nearly as possible, of one-third of the total number of directors constituting the entire Board of Directors. Class I directors shall be originally elected for a term expiring at the succeeding annual meeting of stockholders, Class II directors shall be originally elected for a term expiring at the second succeeding annual meeting of stockholders, and Class III directors shall be originally elected for a term expiring at the third succeeding annual meeting of stockholders. At each annual meeting of stockholders, successors to the class of directors whose term expires at that annual meeting shall be elected for a term expiring at the third succeeding annual meeting. If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, and any additional director of any class elected to fill a newly created directorship resulting from an increase in such class shall hold office for a term that shall coincide with the remaining term of that class, but in no case shall a decrease in the number of directors remove or shorten the term of any incumbent director. A director shall hold office until the annual meeting for the year in which his term expires and until his successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office. Any newly created directorship on the Board of Directors that results from an increase in the number of directors and any vacancy occurring in the Board of Directors may be filled only by a majority of the directors then in office, although less than a quorum, or by a sole remaining director. If any applicable provision of the General Corporation Law of the State of Delaware expressly confers power on stockholders to fill such a directorship at a special meeting of stockholders, such a directorship may be filled at such meeting only by the affirmative vote of at least 80 percent of the voting power of all shares of the corporation entitled to vote generally in the election of directors voting as a single class. Any director elected to fill a vacancy not resulting from an increase in the number of directors shall have the same remaining term as that of his predecessor. Directors may be removed only for cause by the affirmative vote of the holders of a majority in voting power of all shares of the corporation entitled to vote generally in the election of directors, voting as a single class.

(2)           Notwithstanding the foregoing, whenever the holders of any one or more series of Preferred Stock or Common Stock issued by the corporation shall have the right, voting separately as a series or separately as a class with one or more such other series, to elect directors at an annual or special meeting of stockholders, the election, term of office, removal, filling of vacancies and other features of such directorships shall be governed by the terms of this Fifth Amended and Restated Certificate of Incorporation (including any certificate of designations relating to any series of Preferred Stock or Common Stock) applicable thereto, and such directors so elected shall not be divided into classes pursuant to this Article Eight unless expressly provided by such terms.

ARTICLE NINE

The corporation expressly elects to be governed by Section 203 of the General Corporation Law of the State of Delaware.

ARTICLE TEN

Any action required or permitted to be taken by holders of Common Stock of the corporation must be effected at a duly called annual or special meeting of holders of Common Stock of the corporation and may not be effected by any consent in writing by such holders.  Except as otherwise required by law and subject to the rights of the holders of any series of Preferred Stock, special meetings of stockholders of the corporation may be called only by the Chief Executive Officer of the corporation or by the Board of Directors pursuant to a resolution approved by the Board of Directors.

ARTICLE ELEVEN

Notwithstanding anything contained in this Fifth Amended and Restated Certificate of Incorporation to the contrary, the affirmative vote of the holders of at least 80 percent in voting power of all the shares of the corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to alter, amend or repeal Article Five, Article Six, Article Eight, Article Ten or this Article Eleven or to adopt any provision inconsistent therewith.